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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IMPCO Technologies, Inc. to be filed with the Securities and Exchange Commission on or about April 6, 2000 and to the use and incorporation by reference therein of our report dated June 30, 1999 with respect to the consolidated financial statements and schedule of IMPCO Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 1999, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Long Beach, California
April 6, 2000